UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) October 12, 2004
                                                 ----------------



                       China Digital Communication Group
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       333-64804           91-2132336
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission       (IRS Employer
            of incorporation)         File Number)     Identification No.)



  2/F North Wondial Building, Keji South 6 Road, Shenzhen High-Tech Industrial
                   Park, Shennan Avenue, Shenzhen, P.R. China
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: 86-755-38252698
                                                    ----------------



                                Jasmine's Garden
                                ----------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 30, 2004, we filed a Current Report on Form 8k disclosing our entry into a Share Exchange Agreement with Billion Electronics Co., Ltd., a company incorporated under the laws of China, or Billion, the shareholders of Billion and Shenzhen E'Jinie Technology Development Co., Ltd., a company incorporated under the laws of China. Pursuant to the terms of the Share Exchange Agreement, we agreed to purchase all of the issued and outstanding securities of Billion from the shareholders of Billion in exchange for US$1,500,000 and 4,566,210 shares of our common stock, or approximately 8.7% of our issued and outstanding stock on a fully diluted basis.

         In connection with the Share Exchange Agreement, we also entered into a Guarantee Contract, or the Guarantee, with Shiji Ruichen Guaranty and Investment Co. Ltd., a company incorporated under the laws of China, or Shiji, on October 9, 2004, which Guarantee was subsequently amended on October 11, 2004. Pursuant to the terms of the Guarantee, Shiji agreed to guaranty the performance by us and the shareholders of Billion of the Share Exchange Agreement. As consideration for Shiji's guaranty, we agreed to issue Shiji 4% of our existing outstanding shares of common stock (or 1,919,016 shares), half of which shall be freely tradable and half of which shall be restricted shares. As security for our obligations under the Guarantee, one of our principal shareholders agreed to deposit 5,000,000 shares of the common stock of the company held by her into escrow, or the Escrow Shares, in consideration for 100,000 shares of our common stock. In the event such shareholder forfeits all or any portion of her shares as a result of the Guarantee, we agree to issue to her replacement shares of our common stock.

         In the event the Share Exchange Agreement terminates as a result of a default of the shareholders of Billion, Shiji has agreed to pay us RMB 10,000,000 (approximately US $1,210,000). In the event that the consideration set forth in the Share Exchange Agreement to purchase all of the issued and outstanding securities of Billion is insufficient, Shiji shall be entitled to issue additional shares from the Escrow Shares to compensate for such deficiency. In the event the Share Exchange Agreement terminates or is delayed as a result of a default by us, Shiji shall be entitled to pursue remedies available to it, including without limitation, the sale or transfer of all the Escrow Shares. If we engage in any illegal business activity, we are obligated to pay Shiji a default fee of RMB 5,000,000 (approximately US $605,000).

         Our principal shareholder will receive a return of all Escrow Shares upon a consummation of the transactions contemplated under the Share Exchange Agreement. We intend to issue our common stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

         This Guarantee and its amendment were approved by our board of directors by written consent.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

         10.1        Guarantee Contract                     Filed Herewith
         10.2        Amendment Guarantee Contract           Filed Herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHINA DIGITAL COMMUNICATION GROUP

                                            By: /s/ YiBo Sun
                                            -----------------------------------
                                            Name: YiBo Sun
                                            Title: Chief Executive Officer

Dated: October 13, 2004